EXHIBIT 99.1
Filed by NCI Building Systems, Inc.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 13e-4(c)
of the Securities Exchange Act of 1934
Subject Company: NCI Building Systems, Inc.
Commission File No. 1-14315
Dated: October 8, 2009
On October 8, 2009, NCI Building Systems, Inc. issued the following press release:
NCI Building Systems Announces Results and
Extension of Exchange Offer and Update on
Refinancing of Its Existing Credit Facility
HOUSTON, October 8, 2009 /PRNewswire-FirstCall/ — NCI Building Systems, Inc. (NYSE: NCS) today announced that it has extended its exchange offer (the “Exchange Offer”) to retire all of its existing 2.125% Convertible Senior Subordinated Notes due 2024 (the “Convertible Notes”). The Exchange Offer, previously scheduled to expire at 11:59 p.m., New York City time on October 7, 2009, will now expire at 11:59 p.m., New York City time on Monday, October 19, 2009, unless further extended or amended.
As of 10:00 p.m., New York City time on October 7, 2009, holders of approximately $179.8 million — approximately 99.9% — of the aggregate principal amount of the Convertible Notes outstanding have delivered valid tenders pursuant to the Exchange Offer.
The Company also announced that the voting deadline for the concurrent solicitation of acceptances of the prepackaged plan will also expire at 11:59p.m., New York City time on Monday, October 19, 2009.
NCI also reported that as of today, it has received consents from lenders holding over two-thirds of its senior secured debt for the refinancing of its existing credit facility, assuming the amendments described below. As previously disclosed, the refinancing calls for the repayment of approximately $143 million and a modification of the terms and maturity of the remaining $150 million of debt. In connection with obtaining lock-up agreements with certain of the Company’s term loan lenders, the Company will, if approved by 2/3 of the noteholders that are party to a prior lock-up agreement, modify the proposed terms of such term loan refinancing, to include, among other things, an increase of 1% in the amended interest rate; payment of the 2% consent fee on the full current outstanding balance of the term loan (rather than only on the remaining portion) to lenders that execute the restated credit agreement prior to the voting deadline referred to above; and certain additional provisions for principal amortization in 2010.
Greenhill & Co., LLC (“Greenhill”) is acting as Dealer-Manager in connection with the Exchange Offer. Holders of the Convertible Notes may contact Greenhill with any questions they may have about the Exchange Offer.
NCI Building Systems, Inc. is one of North America’s largest integrated manufacturers of metal products for the nonresidential building industry. NCI is comprised of a family of companies operating manufacturing facilities across the United States and Mexico, with additional sales and distribution offices throughout the United States and Canada.

Important Information About This Communication
This communication is not an offer to sell or purchase or an offer to exchange or a solicitation of acceptance of an offer to sell or purchase or offer to exchange. Any such offer or solicitation shall be made solely by means of the prospectus, related letter of transmittal and other offer documents, as described below.
In connection with the commencement of the exchange offer by the Company to acquire all of the Company’s outstanding 2.125% Convertible Senior Subordinated Notes due 2024 (the “convertible notes”), issued under that indenture, dated as of November 16, 2004, between the Company and The Bank of New York, as trustee, in exchange for cash and shares of Company common stock, the Company has filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (which includes a prospectus) and amendments thereto, a tender offer statement on Schedule TO and amendments thereto and related documents and materials. Investors and security holders are strongly urged to carefully review the registration statement, the prospectus, the tender offer statement and amendments thereto and the other related documents and materials filed with the SEC, including the final prospectus described below, when available, as well as any amendments and supplements thereto, when available, because they will contain important information about the Company, the proposed exchange offer and related transactions and are the sole means by which any offer to exchange or sell, or any solicitation of any such offers, will be made.
The registration statement contains a prospectus and related transmittal materials that have been mailed to holders of the convertible notes. Investors and security holders may obtain a free copy of the registration statement, prospectus and transmittal materials, as well as amendments thereto and other documents filed by the Company with the SEC, at the SEC’s web site, www.sec.gov. Prior to the completion of the exchange offer, the registration statement must become effective under the securities laws, and after effectiveness, the Company will file with the SEC the final prospectus. Investors and security holders are strongly urged to carefully review the final prospectus when it is available. Free copies of the Company’s filings with the SEC may also be obtained from the Company’s Investor Relations Department at P.O. Box 692055, Houston, Texas 77269-2055 or by phone at (281) 897-7788.
Forward Looking Statements
This communication contains forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Among the factors that could cause actual results to differ materially are: the occurrence of any event, change or other circumstance that could give rise to the termination of the investment agreement with Clayton, Dubilier & Rice Fund VIII, L.P.; the inability to complete the transactions contemplated by the investment agreement due to failure to satisfy conditions to such transactions (including with respect to the refinancing of the senior credit facility and the convertible notes); the failure of the transactions discussed herein to close for any reason; the outcome of any legal proceedings that may be instituted against the Company and others following the announcement of the investment agreement, the transactions contemplated thereby, including the convertible notes exchange offer; risks that the proposed transactions disrupt current plans and operations and the potential difficulties in employee retention; industry cyclicality and seasonality and adverse weather conditions; ability to service the Company’s debt; fluctuations in customer demand and other patterns; raw material pricing and supply; competitive activity and pricing pressure; general economic conditions affecting the construction industry; the current financial crisis and U.S. recession; changes in laws or regulations; the volatility of the Company’s stock price; the potential dilution associated with the convertible notes exchange offer; the Company’s ability to comply with the financial tests and covenants in its existing and future debt obligations; the significant demands on the Company’s liquidity while current economic and credit conditions are severely affecting its operations; and the uncertainty surrounding the transactions described herein, including the Company’s ability to retain employees, customers and vendors. Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended November 2, 2008, and the section titled “Risk Factors” in Exhibit 99.2 to the Company’s Current Report on Form 8-K filed on September 10, 2009 each identifies other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements to reflect any changes in its expectations.
CONTACT: Investors, Lynn Morgen or Betsy Brod, both of MBS Value Partners, +1-212-750-5800; or Media, Terry Rooney of Rooney & Associates Communications, +1-212-223-0689, all for NCI Building Systems.